State of Delaware
Secretary of State
Division of Corporations
Delivered 03:45 PM 02/02/2018
FILED 03:45 PM 02/02/2018
SR 20180699598 - File Number 6739650

CERTIFICATE OF FORMATION
OF
911 Help Now, LLC

(A Delaware Limited Liability Company)

First: The name of the limited liability company is: 911 Help Now, LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this February 02, 2018.

Harvard Business Services, Inc., Authorized Person
By: Richard H. Bell, II, President

STATEMENT OF AUTHORIZED PERSON

****

IN LIEU OF ORGANIZATIONAL MEETING
FOR
911 Help Now, LLC
February 02, 2018

We, Harvard Business Services, Inc., the Authorized Person of 911 Help Now, LLC -- a Delaware Limited Liability Company -- hereby adopt the following resolution pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

Resolved: That the Certificate of Formation of 911 Help Now, LLC was filed with the Secretary of State of Delaware on February 02, 2018.

Resolved: That on February 02, 2018 the following persons were appointed as the initial Members of the Limited Liability Company until their successors are elected and qualify:

Ira Rosenblum

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

Richard H. Bell II

Harvard Business Services, Inc., Authorized Person
By: Richard H. Bell, II, President

*** This document is not part of the public record. Keep it in a safe place. ***